EXHIBIT 99.1

Press Release dated July 17, 2002

For Information Contact
At Greater Bay Bancorp:	At FRB|Weber Shandwick:
David L. Kalkbrenner	Christina Carrabino (general information)
President and CEO	(415) 296-2244
(650) 614-5767	James Hoyne (analyst/investor information)
Steven C. Smith	(310) 407-6546
EVP, CAO and CFO
(650) 813-8222

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS 40% INCREASE
IN SECOND QUARTER 2002 NET INCOME

PALO ALTO, CA, July 17, 2002 — Greater Bay Bancorp (Nasdaq:GBBK), an $8.5 billion in assets financial services holding company, today announced results for the second quarter and six months ended June 30, 2002. Greater Bay Bancorp’s NET INCOME for the second quarter of 2002 increased 40% to $33.5 million, or $0.62 per diluted share, compared to $23.9 million, or $0.47 per diluted share, in the second quarter of 2001. The Company’s CASH NET INCOME, excluding amortization of intangibles, was $0.63 per diluted share in the second quarter of 2002, compared to $0.47 per diluted share in the second quarter of 2001.

Based on NET INCOME, for the second quarter of 2002, Greater Bay Bancorp’s return on average equity was 22.48%, return on average assets was 1.60% and efficiency ratio was 48.32%. For the second quarter of 2001, net income resulted in a return on average equity of 21.80%, return on average assets of 1.47% and an efficiency ratio of 43.80%.

Based on CASH NET INCOME, for the second quarter of 2002, Greater Bay Bancorp’s return on average equity was 32.37%, return on average assets was 1.68% and efficiency ratio was 47.08%. For the second quarter of 2001, cash net income resulted in a return on average equity of 23.29%, return on average assets of 1.49% and an efficiency ratio of 43.39%.

For the first six months of 2002, Greater Bay Bancorp’s NET INCOME increased 26% to $61.1 million, or $1.14 per diluted share, compared to $48.5 million, or $0.94 per diluted share, for the first six months of 2001. The Company’s CASH NET INCOME, excluding amortization of intangibles, was $1.16 per diluted share for the first six months of 2002, compared to $0.95 per diluted share for the first six months of 2001.

Based on NET INCOME, for the first six months of 2002, Greater Bay Bancorp’s return on average equity was 21.47%, return on average assets was 1.50% and efficiency ratio was 45.92%. For the first six months of 2001, net income resulted in a return on average equity of 23.10%, return on average assets of 1.59% and an efficiency ratio of 43.57%.

Based on CASH NET INCOME, for the first six months of 2002, Greater Bay Bancorp’s return on average equity was 27.90%, return on average assets was 1.56% and efficiency ratio was 45.03%. For the first six months of 2001, cash net income resulted in a return on average equity of 24.72%, return on average assets of 1.61% and an efficiency ratio of 43.19%.

Greater Bay Bancorp’s Second Quarter 2002 Earnings Results
July 17, 2002

“Once again, we are pleased to report that Greater Bay Bancorp had another outstanding quarter in delivering quality earnings growth and increased returns to our shareholders, while simultaneously aggressively managing and mitigating our exposure to credit risk during a continuing period of economic uncertainty,” said David Kalkbrenner, President and CEO of Greater Bay Bancorp.

At June 30, 2002, Greater Bay Bancorp’s total assets were $8.5 billion, an increase of 24% or $1.6 billion from June 30, 2001. Total loans grew to $4.7 billion, from $4.3 billion a year ago, with second quarter 2002 growth of $184.3 million or 16% annualized, split approximately evenly between commercial loans and commercial real estate loans. Total deposits increased to $5.3 billion, from $4.9 billion at June 30, 2001. Deposit growth for the second quarter of 2002 of $257.9 million or 21% annualized was driven by a renewed focus on money market deposits, which resulted from a marketing program for new business deposits with rates tied to the three-month Treasury Bill auction rate. The Company believes that the loan and deposit growth for the period provides an indication that the San Francisco Bay area economy, while sluggish, still has some underlying resiliency.

Greater Bay Bancorp’s allowance for loan losses was 2.68% of total loans at June 30, 2002 and 2.78% at March 31, 2002, while its ratio of non-performing assets to total assets was 0.50% at June 30, 2002, compared to 0.35% at March 31, 2002. The allowance for loan losses was 294.21% of total non-performing assets at June 30, 2002, compared to 435.04% at March 31, 2002.

Mr. Kalkbrenner stated, “Greater Bay continues to aggressively manage non-performing assets, which has resulted in non-performing assets remaining at low levels compared to our Uniform Bank Performance peer group. In addition, during the second quarter Greater Bay Bancorp completed a detailed operating statement review and stress analysis of all of our real estate loans in excess of $5 million, which represented approximately 30% of the total real estate loan portfolio. The review was in addition to the normal review of quarterly operating cashflows and the macro review of real estate market trends performed over the last four quarters. The results of this analysis did not identify any loans which would result in any material loan loss exposure to Greater Bay Bancorp. The Company attributes these results to our relationship style of banking and our commitment to building long-term relationships. While the results of our analysis were positive, we recognize that the economy is fragile and could deteriorate further before it improves, thus negatively impacting some of our lending relationships. Thus, continued vigilance on credit risk management will continue to be a key element for Greater Bay Bancorp.”

Greater Bay Bancorp’s net interest margin for the second quarter of 2002 was 4.85% compared to 4.98% for the first quarter of 2002 and 4.83% for the fourth quarter of 2001. The net interest margin declined slightly for the quarter, primarily as the result of a slight change in the mix of our asset and liability structure, combined with the impact of our new Treasury Bill money market account.

Mr. Kalkbrenner stated, “We believe that the benefits of increasing our core deposits and growing our balance sheet with quality core assets more than offset the few basis point decline in the margin and will be more than made up by the increase in net interest income.”

Greater Bay Bancorp’s non-interest income rose to 30% of total revenue for the second quarter of 2002, compared to 14% for the second quarter of 2001. This was primarily attributed to the additional revenue generated from ABD Insurance and Financial Services (“ABD”) during the second quarter of 2002.

Greater Bay Bancorp’s Second Quarter 2002 Earnings Results
July 17, 2002

Mr. Kalkbrenner commented, “Our merger with ABD continues to provide excellent financial operating results for Greater Bay Bancorp. For the second quarter of 2002, ABD’s revenue topped $28.1 million and its net income contribution to Greater Bay Bancorp was in excess of $3.7 million. We are also pleased to report that the referrals of client relationships between the subsidiary banks and ABD continue to increase.”

The capital ratios of Greater Bay Bancorp and each of its subsidiary banks continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

Forward-Looking Information

Mr. Kalkbrenner stated, “The economic stabilization in the San Francisco Bay Area is moving slower than all of us would like to see, but there is news coming from a variety of sources indicating we may be at or nearing the bottom of this economic recession. First, the UCLA Anderson Forecast indicates that the recession is ending in Northern California, while economic expansion is proceeding in Southern California, with improving trends in personal income, taxable sales and non-farm employment expected in the third quarter of 2002. Second, Grubb & Ellis, one of the nation’s largest commercial real estate service firms, also published a report on San Francisco office trends for the second quarter of 2002 that indicated the San Francisco office market is beginning to show signs that its two-year slide may be coming to an end. Given the current economic conditions in the Bay Area and our internal analysis of our current position, which includes information we gather from our client relationships, we continue to be cautiously optimistic about the outlook for the remainder of 2002. Based on these factors, we confirm our guidance for 2002 as follows.”

2002 Guidance

•	Earnings per share growth in the range of 22% to 27%
•	Revenue growth in excess of 50%
•	Net interest margin in the range of 4.85% to 4.90%
•	Return on average equity in excess of 20%
•	Return on average assets in excess of 1.40%
•	Loan growth in the range of approximately 7% to 10%
•	Deposit growth in the range of approximately 5% to 10%
•	Non-performing assets of approximately 0.50% of total assets
•	Net charge-offs in the range of 70 to 80 basis points of average loans including the Shared National Credit portfolio
•	Net charge-offs in the range of 35 to 40 basis points of average loans excluding the Shared National Credit portfolio

Greater Bay Bancorp through its eleven subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank, along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central

Greater Bay Bancorp’s Second Quarter 2002 Earnings Results
July 17, 2002

Coastal Region. ABD Insurance and Financial Services, a wholly owned subsidiary of Greater Bay Bancorp, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Investors have the opportunity to listen to the conference call live over the Internet at http://www.companyboardroom.com on Wednesday, July 17, 2002 at 8:00 a.m. Investors should go to the CompanyBoardroom web site 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call. To do so, investors should click on the Windows Media Player icon at the bottom of the page and follow directions from there. A replay of the conference call will be available on the CompanyBoardroom web site for 30 days and via telephone through July 24, 2002 by dialing 703-925-2435, passcode 6075668.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans, deposits and assets, continued success of its Regional Community Banking strategy and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest spread, and the quality of the Company’s earning assets; (2) any difficulties that may be encountered in integrating newly acquired businesses and in realizing operating efficiencies; (3) government regulation; (4) the risks relating to the Company’s warrant positions; and (5) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s web site at http://www.gbbk.com.

-Financial Tables Follow-

Greater Bay Bancorp’s Second Quarter 2002 Earnings Results
July 17, 2002

GREATER BAY BANCORP

JUNE 30, 2002 – FINANCIAL SUMMARY

($ in 000’s, except share and per share data)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:
	Jun 30 2002	Mar 31 2002	Dec 31 2002	Sept 30 2002	Jun 30 2001
Cash and Due From Banks	$265,033	$206,487	$189,404	$236,989	$228,606
Investments	3,181,788	3,215,112	2,996,630	2,662,420	2,161,190
Loans:
Commercial	1,997,960	1,901,577	1,909,056	1,888,710	1,865,769
Term Real Estate—Commercial	1,500,972	1,466,686	1,407,300	1,332,095	1,192,601

Total Commercial	3,498,932	3,368,263	3,316,356	3,220,805	3,058,370
Construction & Land	728,795	697,899	744,127	731,619	781,018
Real Estate—Other	292,474	251,021	246,117	237,143	246,908
Consumer and Other	178,809	196,111	204,483	205,334	224,093
Deferred Loan Fees, Net	(16,354)	(14,917)	(15,362)	(15,117)	(14,788)

Total Loans	4,682,656	4,498,377	4,495,721	4,379,784	4,295,601
Allowance for Loan Losses	(126,092)	(125,331)	(124,744)	(98,178)	(96,119)

Total Loans, Net	4,556,564	4,373,046	4,370,977	4,281,606	4,199,482
Goodwill and Other Intangibles	170,432	171,722	25,080	23,851	24,226
Other Assets	352,405	363,658	294,963	300,093	271,994

Total Assets	$8,526,222	$8,330,025	$7,877,054	$7,504,959	$6,885,498

Deposits:
Demand, Non-Interest Bearing	$933,486	$934,150	$953,989	$956,085	$959,065
NOW, MMDA and Savings	2,555,057	2,271,837	2,280,119	2,265,671	2,295,315
Time Certificates, $100,000 and over	531,458	590,965	642,073	733,077	684,612
Other Time Certificates	1,279,125	1,244,260	1,113,890	918,482	940,581

Total Deposits	5,299,126	5,041,212	4,990,071	4,873,315	4,879,573

Other Borrowings	2,209,356	2,313,428	2,095,896	1,790,383	1,365,465
Other Liabilities	169,311	176,688	94,403	142,748	98,792

Total Liabilities	7,677,793	7,531,328	7,180,370	6,806,446	6,343,830

Trust Preferred Securities	223,000	218,000	218,000	218,000	99,500
REIT Preferred Securities	15,650	15,650	15,000	—	—
Convertible Preferred Stock	72,500	72,500	—	—	—
Shareholders’ Equity	537,279	492,547	463,684	480,513	442,168

	609,779	565,047	463,684	480,513	442,168

Total Liabilities and Shareholders’ Equity	$8,526,222	$8,330,025	$7,877,054	$7,504,959	$6,885,498

Average Quarterly Total Loans, excluding Nonaccrual	$4,541,191	$4,439,279	$4,420,039	$4,318,278	$4,231,007
Average Quarterly Investments	$3,202,106	$3,098,595	$2,794,646	$2,434,315	$1,787,608
Average Quarterly Interest Earning Assets	$7,743,297	$7,537,874	$7,214,685	$6,752,593	$6,018,615

Average Quarterly Deposits	$5,194,555	$5,055,141	$4,869,237	$4,895,336	$4,808,515
Average Quarterly Interest Bearing Liabilities	$6,499,184	$6,220,579	$5,837,617	$5,474,686	$4,821,892

Average Quarterly Assets	$8,413,187	$8,028,660	$7,613,853	$7,154,318	$6,436,244
Average Quarterly Equity	$598,254	$549,300	$469,459	$461,930	$435,244

Total Regulatory Capital
Tier I or Leverage Capital	$640,207	$602,839	$607,820	$562,151	$512,260
Total Capital	$736,378	$701,039	$740,653	$721,596	$580,779

Nonperforming Assets
Nonaccrual Loans	$42,349	$27,837	$30,970	$22,273	$8,186
OREO	509	972	—	—	—

Total Nonperforming Assets	$42,858	$28,809	$30,970	$22,273	$8,186

Greater Bay Trust Company Assets	$641,884	$644,216	$629,696	$672,077	$683,306

Note:	Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and SJNB Financial Corp. on a pooling-of-interests basis.

Greater Bay Bancorp’s Second Quarter 2002 Earnings Results
July 17, 2002

GREATER BAY BANCORP

JUNE 30, 2002 – FINANCIAL SUMMARY

($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Second Quarter 2002	First Quarter 2002	Fourth Quarter 2001	Third Quarter 2001	Second Quarter 2001
Interest Income	$130,792	$129,425	$129,946	$131,856	$124,669
Interest Expense	37,120	36,891	42,054	50,879	47,628

Net Interest Income Before Provision for Loan Losses	93,672	92,534	87,892	80,977	77,041
Provision for Loan Losses	9,000	16,000	28,950	8,400	10,049

Net Interest Income After Provision for Loan Losses	84,672	76,534	58,942	72,577	66,992

Non-interest Income:
Insurance Agency Commissions & Fees (1)	27,601	10,891	—	—	—
Depositor Service Fees	2,762	2,828	3,223	2,564	2,481
Loan and International Banking Fees	2,273	2,527	2,243	1,987	2,085
Trust Fees	894	906	881	865	978
ATM Fees	628	583	656	803	766
Gain on Sale of Loans	210	496	347	1,684	375
Gain/(loss) on Investments	2,707	200	(46)	819	3,944
Other Income	2,435	4,161	2,380	1,900	1,870

	39,510	22,592	9,684	10,622	12,499
Nonrecurring—Warrant Income (2)	—	—	—	77	504

Total Non-interest Income	39,510	22,592	9,684	10,699	13,003

Operating Expenses:
Salaries	36,054	26,046	23,675	21,366	20,824
Deferred Loan Origination Costs	(3,745)	(2,986)	(3,117)	(3,067)	(3,480)
Benefits	6,338	5,515	4,138	4,019	4,295

Total Compensation and Benefits	38,647	28,575	24,696	22,318	21,639
Occupancy and Equipment	10,267	8,838	7,817	7,036	6,642
Professional Services & Legal	1,915	1,689	2,342	2,418	1,626
Telephone, postage and supplies	1,918	1,633	1,615	1,366	1,541
Marketing and promotion	1,617	1,452	1,470	1,413	1,404
Data Processing	1,196	1,129	1,021	1,166	1,130
Client Services	557	647	645	712	805
FDIC Insurance and Assessments	417	463	627	406	393
Amortization of Intangibles	1,650	562	376	374	366
Other Expenses	6,170	4,682	3,331	4,000	3,669

	64,354	49,670	43,940	41,209	39,215
Costs related to the Early Retirement of Trust Preferred Securities (TPS)	975	—	—	—	—
TPS & REIT Preferred Securities expense	5,185	5,323	5,088	3,724	2,454

Total Operating Expenses (1) (3)	70,514	54,993	49,028	44,933	41,669

Income Before Income Taxes, Merger and Other Related Nonrecurring Costs	53,668	44,133	19,598	38,343	38,326
Income Taxes:
Income Tax Expense	20,132	16,531	6,369	14,485	14,171
Capital Loss Carryback Tax (Benefit) (4)	—	—	(11,897)	—	—
Nonrecurring Income Tax Expense (2)	—	—	—	32	212

Total Income Tax Expense	20,132	16,531	(5,528)	14,517	14,383
Income Before Merger and Other Related Nonrecurring Costs	33,536	27,602	25,126	23,826	23,943
Merger and Other Related Nonrecurring Costs, net of tax (2)	—	—	17,611	—	—

Net Income	$33,536	$27,602	$7,515	$23,826	$23,943

(1)	The Company acquired ABD Insurance and Financial Services (ABD) on March 12, 2002 which is accounted for under the purchase accounting method.

(2)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $25,126 for Q4 2001; $23,781 for Q3 2001 and $23,651 for Q2 2001.

(3)	Total Operating Expenses were $49.0 million in Q2 2002 and $47.5 million in Q1 2002, excluding operating expenses of ABD.

(4)	The Capital Loss Carryback was recognized in conjunction with the establishment of a REIT which also generated $15 million in additional capital in Q4 2001.

Note:	Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and SJNB Financial Corp. on a pooling-of-interests basis.

Greater Bay Bancorp’s Second Quarter 2002 Earnings Results
July 17, 2002

GREATER BAY BANCORP

JUNE 30, 2002 – FINANCIAL SUMMARY

($ in 000’s, except share and per share data)

SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:

	YTD 30-Jun 2002	YTD 30-Jun 2001
Interest Income	$260,217	$245,439
Interest Expense	74,011	93,299

Net Interest Income Before Provision for Loan Losses	186,206	152,140
Provision for Loan Losses	25,000	17,377

Net Interest Income After Provision for Loan Losses	161,206	134,763

Non-interest Income:
Insurance Agency Commissions & Fees (1)	38,492	—
Depositor Service Fees	5,590	4,815
Loan and International Banking Fees	4,800	4,626
Trust Fees	1,800	1,864
ATM Fees	1,211	1,428
Gain on Sale of Loans	706	1,210
Gain/(loss) on Investments	2,907	5,531
Other Income	6,596	4,481

	62,102	23,955
Nonrecurring—Warrant Income (2)	—	504

Total Non-interest Income	62,102	24,459

Operating Expenses:
Salaries	62,100	39,517
Deferred Loan Origination Costs	(6,731)	(5,230)
Benefits	11,853	8,398

Total Compensation and Benefits	67,222	42,685
Occupancy and Equipment	19,105	12,903
Professional Services & Legal	3,604	3,079
Telephone, postage and supplies	3,551	3,046
Marketing and promotion	3,069	2,765
Data Processing	2,325	2,261
Client Services	1,204	1,608
FDIC Insurance and Assessments	880	729
Amortization of Intangibles	2,212	658
Other Expenses	10,852	6,984

	114,024	76,718
Costs related to the Early Retirement of Trust Preferred Securities (TPS)	975	—
TPS & REIT Preferred Securities expense	10,508	4,912

Total Operating Expenses (1) (3)	125,507	81,630

Income Before Income Taxes, Merger and Other Related Nonrecurring Costs	97,801	77,592
Income Taxes:
Income Tax Expense	36,663	28,905
Nonrecurring Income Tax Expense (2)	—	212

Total Income Tax Expense	36,663	29,117
Income Before Merger and Other Related Nonrecurring Costs	61,138	48,475
Merger and Other Related Nonrecurring Costs, net of tax (2)	—	—

Net Income	$61,138	$48,475

(1)	The Company acquired ABD Insurance and Financial Services (ABD) on March 12, 2002 which is accounted for under the purchase accounting method.

(2)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $48,183 for YTD June 2001.

(3)	Total Operating Expenses were $96.5 million in YTD June 2002, excluding operating expenses of ABD.

Note:	Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and SJNB Financial Corp. on a pooling-of-interests basis.

Greater Bay Bancorp’s Second Quarter 2002 Earnings Results
July 17, 2002

GREATER BAY BANCORP

JUNE 30, 2002 – FINANCIAL SUMMARY

($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:

	Jun 30 2002	Mar 31 2002	Dec 31 2001	Sept 30 2001	Jun 30 2001
Loan to Deposit Ratio	88.37%	89.23%	90.09%	89.87%	88.03%
Core Bank Loan to Deposit Ratio (1)	71.49%	72.26%	75.41%	75.60%	73.94%
Ratio of Allowance for Loan Losses to:
Average Loans	2.75%	2.81%	2.80%	2.26%	2.27%
End of Period Loans	2.68%	2.78%	2.77%	2.23%	2.23%
Total Nonperforming Assets	294.21%	435.04%	402.79%	440.79%	1174.19%

Ratio of Provision for Loan Losses to Average Loans, annualized	0.79%	1.45%	2.58%	0.77%	0.95%

Total Nonperforming Assets to Total Assets	0.50%	0.35%	0.39%	0.30%	0.12%

Ratio of Quarterly Net Charge-offs to Average Loans, annualized	0.72%	1.40%	0.52%	0.58%	0.72%
Ratio of YTD Net Charge-offs to YTD Average Loans, annualized	1.05%	1.40%	0.59%	0.61%	0.63%

Loan Growth, current quarter to prior year quarter	9.01%	7.08%	10.60%	24.28%	31.85%
Loan Growth, current quarter to prior quarter, annualized	16.43%	0.24%	10.50%	7.78%	9.02%
Loan Growth, YTD annualized	8.39%	0.24%	10.60%	10.36%	11.45%

Recurring Revenue Growth, current quarter to prior year quarter	48.74%	33.01%	17.96%	18.97%	22.77%
Recurring Revenue Growth, current quarter to prior quarter, annualized	62.91%	72.94%	25.89%	9.12%	13.83%

Net Interest Income Growth, current quarter to prior year quarter	21.59%	23.22%	18.47%	18.50%	18.33%
Net Interest Income Growth, current quarter to prior quarter, annualized	4.93%	21.42%	33.88%	20.27%	10.37%

Average Earning Assets to Average Total Assets	92.04%	93.89%	94.76%	94.38%	93.51%
Average Earning Assets to Average Interest-Bearing Liabilities	119.14%	121.18%	123.59%	123.34%	124.82%

Capital Ratios:
Leverage	7.77%	7.67%	8.01%	7.86%	7.96%
Tier 1 Risk Based Capital	10.66%	10.31%	10.49%	10.05%	9.47%
Total Risk Based Capital	12.26%	11.99%	12.79%	12.90%	10.73%
Risk Weighted Assets	$6,005,431	$5,845,147	$5,792,917	$5,593,341	$5,411,878

Book Value Per Share	$10.50	$9.75	$9.31	$9.66	$8.92
Total Shares Outstanding	51,192,359	50,501,861	49,831,682	49,717,960	49,555,808

(1)	Includes the eleven core banking divisions and excludes ABD, Matsco, Capco, Pacific Business Funding and Corporate Finance.

Note:	Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and SJNB Financial Corp. on a pooling-of-interests basis.

Greater Bay Bancorp’s Second Quarter 2002 Earnings Results
July 17, 2002

GREATER BAY BANCORP

JUNE 30, 2002 – FINANCIAL SUMMARY

($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:

	Second Quarter 2002	First Quarter 2002	Fourth Quarter 2001	Third Quarter 2001	Second Quarter 2001
GAAP EPS (including Amortization of Intangibles)
Income Per Share (Before Nonrecurring and Merger Items) (1) (2) (3)
Basic (4)	$0.64	$0.54	$0.51	$0.48	$0.48
Diluted	$0.62	$0.52	$0.49	$0.46	$0.46
Income Per Share (Before Merger Items) (3)
Basic (4)	$0.64	$0.54	$0.51	$0.48	$0.48
Diluted	$0.62	$0.52	$0.49	$0.46	$0.47
Net Income Per Share
Basic (4)	$0.64	$0.54	$0.15	$0.48	$0.48
Diluted	$0.62	$0.52	$0.15	$0.46	$0.47

Cash EPS (excluding Amortization of Intangibles)
Income Per Share (Before Nonrecurring and Merger Items) (1) (2) (3)
Basic (4)	$0.66	$0.55	$0.51	$0.48	$0.48
Diluted	$0.63	$0.53	$0.49	$0.47	$0.47
Income Per Share (Before Merger Items) (3)
Basic (4)	$0.66	$0.55	$0.51	$0.48	$0.49
Diluted	$0.63	$0.53	$0.49	$0.47	$0.47
Net Income Per Share (3)
Basic (4)	$0.66	$0.55	$0.16	$0.48	$0.49
Diluted	$0.63	$0.53	$0.15	$0.47	$0.47

Weighted Average Common Shares Outstanding	50,685,000	50,204,000	49,689,000	49,588,000	49,487,000

Weighted Average Common & Common Equivalent Shares Outstanding	54,500,000	53,026,000	51,221,000	51,352,000	50,976,000

GAAP Ratios (including Amortization of Intangibles)
Return on Period Average Assets, annualized (1)	1.60%	1.39%	1.31%	1.32%	1.47%
Return on Period Average Equity, annualized (1)	22.48%	20.38%	21.23%	20.42%	21.80%
Net Interest Margin—Average Earning Assets	4.85%	4.98%	4.83%	4.76%	5.13%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	3.36%	2.78%	2.55%	2.49%	2.60%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	3.07%	2.51%	2.29%	2.29%	2.44%
Efficiency Ratio (Before Nonrecurring and Merger Items)	52.95%	47.77%	50.25%	49.05%	46.54%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	48.32%	43.14%	45.03%	44.99%	43.80%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS, TPS & REIT preferred securities expense and excluding the operating results of ABD)	40.75%	40.53%	45.03%	44.99%	43.80%

Cash Ratios (excluding Amortization of Intangibles)
Return on Period Average Assets, annualized (1)	1.68%	1.42%	1.33%	1.34%	1.49%
Return on Period Average Equity, annualized (1)	32.37%	23.89%	22.63%	21.74%	23.29%
Net Interest Margin—Average Earning Assets	4.85%	4.98%	4.83%	4.76%	5.13%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	3.28%	2.75%	2.54%	2.47%	2.57%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	2.99%	2.48%	2.27%	2.26%	2.42%
Efficiency Ratio (Before Nonrecurring and Merger Items)	51.71%	47.28%	49.86%	48.65%	46.13%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	47.08%	42.66%	44.65%	44.58%	43.39%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS, TPS & REIT preferred securities expense and excluding the operating results of ABD)	40.74%	40.51%	44.65%	44.58%	43.39%

(1)
For Q4 2001 includes a Capital Loss Carryback Tax Benefit of $11.9 million and a Q4 2001 additional provision for loan losses of approximately $21 million over the recurring Q3 2001 provision and excludes Nonrecurring and Merger Items of $17.6 million, net of tax. Excludes Nonrecurring and Merger Items of $45 thousand, net of tax, in Q3 2001 and $292 thousand, net of tax, in Q2 2001.

(2)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $25,126 for Q4 2001; $23,781 for Q3 2001 and $23,651 for Q2 2001.

(3)
In addition to the principal performance measures in accordance with generally accepted accounting principles, we are providing these supplemental pro forma performance measures to highlight the result of our core operations. We believe these calculations, which are derived from data presented on the face of our consolidated financial statements, are useful for investors to provide comparability from period to period with regard to our core operations. These calculations are not intended to be a substitute for the principal performance measures in accordance with generally accepted accounting principles.

(4)	Net income available to common shareholders is based on total net income less preferred dividends of $1.3 million in Q2 2002 and $263 thousand in Q1 2002.

Note:	Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and SJNB Financial Corp. on a pooling-of-interests basis.

Greater Bay Bancorp’s Second Quarter 2002 Earnings Results
July 17, 2002

GREATER BAY BANCORP

JUNE 30, 2002 – FINANCIAL SUMMARY

($ in 000’s, except share and per share data)

SELECTED YEAR TO DATE CONSOLIDATED OPERATING RATIOS:

	YTD 30-Jun 2002	YTD 30-Jun 2001
GAAP EPS (including Amortization of Intangibles)
Income Per Share (Before Nonrecurring and Merger Items) (1) (2) (3)
Basic (4)	$1.18	$0.98
Diluted	$1.14	$0.94
Income Per Share (Before Merger Items) (3)
Basic (4)	$1.18	$0.98
Diluted	$1.14	$0.94
Net Income Per Share
Basic (4)	$1.18	$0.98
Diluted	$1.14	$0.94

Cash EPS (excluding Amortization of Intangibles)
Income Per Share (Before Nonrecurring and Merger Items) (1) (2) (3)
Basic (4)	$1.21	$0.98
Diluted	$1.16	$0.95
Income Per Share (Before Merger Items) (3)
Basic (4)	$1.21	$0.99
Diluted	$1.16	$0.95
Net Income Per Share (3)
Basic (4)	$1.21	$0.99
Diluted	$1.16	$0.95

Weighted Average Common Shares Outstanding	50,446,000	49,341,000

Weighted Average Common & Common Equivalent Shares Outstanding	53,765,000	51,358,000

GAAP Ratios (including Amortization of Intangibles)
Return on Period Average Assets, annualized (1)	1.50%	1.59%
Return on Period Average Equity, annualized (1)	21.47%	23.10%
Net Interest Margin—Average Earning Assets	4.92%	5.42%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	3.08%	2.70%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	2.80%	2.54%
Efficiency Ratio (Before Nonrecurring and Merger Items)	50.54%	46.36%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	45.92%	43.57%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS, TPS & REIT preferred securities expense and excluding the operating results of ABD)	40.64%	43.57%

Cash Ratios (excluding Amortization of Intangibles)
Return on Period Average Assets, annualized (1)	1.56%	1.61%
Return on Period Average Equity, annualized (1)	27.93%	24.72%
Net Interest Margin—Average Earning Assets	4.92%	5.42%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	3.02%	2.68%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	2.74%	2.52%
Efficiency Ratio (Before Nonrecurring and Merger Items)	49.65%	45.98%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	45.03%	43.19%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS, TPS & REIT preferred securities expense and excluding the operating results of ABD)	40.62%	43.19%

(1)	Excludes Nonrecurring and Merger Items of $292 thousand, net of tax, in YTD June 2001.

(2)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $48,183 for YTD June 2001.

(3)
In addition to the principal performance measures in accordance with generally accepted accounting principles, we are providing these supplemental pro forma performance measures to highlight the result of our core operations. We believe these calculations, which are derived from data presented on the face of our consolidated financial statements, are useful for investors to provide comparability from period to period with regard to our core operations. These calculations are not intended to be a substitute for the principal performance measures in accordance with generally accepted accounting principles.

(4)	Net income available to common shareholders is based on total net income less preferred dividends of $1.6 million in YTD June 2002.

Note:	Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and SJNB Financial Corp. on a pooling-of-interests basis.